JOINT VENTURE AGREEMENT

This Joint Venture Agreement is made as of this 26th day of March 2004

By and Between

Solutions Integrated Marketing Services Ltd, a company incorporated and existing under the [Indian] Companies Act, 1956, and having its registered office at 3rd Floor, Chandra Bhawan 67-68, Nehru Place, New Delhi, India, 110019 (hereinafter called "SOLUTIONS"),

And

SPAR Group International, Inc. a company organized and existing under the laws of the State of Nevada, having its principal place of business at 580 White Plains Road, Tarrytown, NY, USA (hereinafter called "SPAR"),

                                WITNESSETH THAT:

WHEREAS:

1. SOLUTIONS is an integrated marketing-services company offering a broad range of marketing. & sales support services to a large number of clients, in India, South Asia, ASEAN & other markets. Retail solutions & merchandising services are part of this broad portfolio of services, and SOLUTIONS knowledge as well as human resources with respect to the retailing businesses in India;

2. SPAR is engaged in the retail solution businesses in the USA, having computer software useful for agency, assistance, instruction and reporting of storefront activities and also having operational know-how with respect to such software;

3. In pursuance of the Statement of Understanding recorded on December 22, 2003, the Parties now intend to establish and develop a joint venture company in India to undertake the business of conducting retail solutions businesses in the Territory (hereinafter defined); and

4. The Parties are desirous of recording inter alia their intention and agreement as regards the establishment of the proposed joint venture company under the name and style "SPAR Solutions India Private Limited" ("Company"), it's management and capital structure, and the responsibilities to be undertaken by each party in connection with the formation and operation of the said Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreement herein contained, the parties hereto agree as follows:

I. In this Agreement each of the following expressions, unless repugnant to the context, shall have the meaning hereinbelow assigned:

         "Act" shall mean the [Indian] Companies Act, 1956 and the rules and regulations made thereunder and shall include any re-enactment's thereof, amendments and or modifications thereto for the time being in force.

         "Affiliate" means, with respect to either Party or any third Person, any other Person which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Party. The term "control" means the power to vote ten percent (10%) or more of the securities or other equity interests of a Person having ordinary voting power, or the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Agreed Form" shall mean in the context of any document a version of such document as mutually agreed to and initialed by both Parties.

         "Agreement" or "this Agreement" shall mean this Joint Venture Agreement as amended, modified or supplemented by the Parties hereto in writing from time to time.

         "Approval(s)" shall mean all authorisations, approvals, clearances, permissions, consents, validations, confirmations, licenses, and exemptions of, registrations and filings with and reports to any central, state, municipal or local authority, or political subdivision thereof, and any government or any person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing ,required to be obtained in order to implement the provisions of this Agreement.

         "Board" or "Board of Directors" shall mean the board of directors of the Company, as reconstituted from time to time.

         "Business" shall have the meaning assigned to it in Article 2 below.

         "Company" means an Indian company to be incorporated by the Parties, for the purpose of implementation of the joint venture project of SPAR and ,SOLUTIONS, under the name and style "SPAR Solutions India Private Limited" or such other name as may be approved by the Registrar of Companies, Delhi & Haryana.

         "Closing Date" shall have the meaning set forth in Article 5.3 below.

         "Deed of Adherence" means the deed or instrument to be entered into between a transferor Shareholder and a transferee of Shares whereby the transferee agrees to adhere to and be bound by the terms of this Agreement.

         "Effective Date" shall have the meaning assigned to it in Article 31 of this Agreement.

         "Governmental Body" shall mean any court or tribunal in any jurisdiction or any public, governmental, legislative or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality.

         "Party" and "Parties" shall mean SOLUTIONS and SPAR, individually and collectively as the context may require.

         "Person" means an individual, corporation, limited liability company, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Body or other form of entity or group thereof.

         "Security Interests" means and includes any interest or equity of any person, authority or body (including, without prejudice to the generality of the foregoing, any right to acquire, option or right of pre-emption, or requirement for consent) or any mortgage, charge, pledge, lien, or assignment or any other encumbrance, priority or security interest over or in the relevant property or arrangement of whatsoever nature which restrict or affect negatively the value, or impedes or restricts the right to enjoy such property.

         "Share" means an equity share of the Company of face value of Rupees 10/- each issued by the Company from time to time.

         "Shareholder" means a holder of Shares of the Company and registered in the Register of Members of the Company.

         "Territory" shall mean the geographical territory and extent of the Republic of India.

         "Transfer" means the disposal of any interest in the Shares including by way of sale or assignment or the grant or the creation of any Security Interest over, including any option or right of pre-emption over the Shares or the mortgage of, creation of charge over or the subjecting of the Shares to an encumbrance.

II. Unless otherwise stated or unless the context otherwise requires, in this Agreement:

         (a) Headings are for convenience only and shall not affect its interpretation.

         (b)      References  to  the  Agreement   shall  mean  and  include  an
                  appropriate reference to the schedules, exhibits and annexes hereto.

         (c) References to statutes shall be a reference to the statutory enactment's, rules and regulations (as modified, amended or re-enacted as of the appropriate date) in force.

                       CHAPTER 1: FORMATION OF THE COMPANY

Article 1.        Establishment of the Company

(a) Promptly after the Effective Date of this Agreement, SOLUTIONS shall be responsible for incorporation of the Company as a private limited company in the State of Delhi under the provisions of the Act.

         (i) For the purposes of incorporation of the said Company, SOLUTIONS shall nominate two resident Indians as the subscribers to the Memorandum and Articles of Association of the Company and shall subscribe to a minimum of 10,000 equity Shares in order to comply with the minimum paid up capital of Rs. 1,00,000/(Rupees One Lakh Only) prescribed under the Act.

         (ii) The nominees of SOLUTIONS shall be the first Directors of the Company.

         (iii) The Company will be incorporated with an authorised share capital of Rs. 50,00,000/- (Rupees Fifty Lakhs Only) divided into 5,00,000 Shares (Five Lakhs Only) of par value of Rs. 10/- (Rupees Ten Only) each. Upon incorporation of the Company, the Parties shall cause the Company to enter into a deed or instrument in the nature of a deed of adherence to be executed by the Company in Agreed Form (attached hereto as Exhibit A) to evidence its agreement to adhere to and be bound by the terms hereof. It is agreed that the process of incorporation of the Company shall be initiated no later than 15 days from the Effective Date and SOLUTIONS shall use reasonable endeavours to complete the incorporation process within 60 days of the Effective Date. It is agreed that SPAR will provide and render all assistance as may be required by SOLUTIONS for the purposes of incorporation of the said Company.

(b) The Company shall be incorporated under the name and style "SPAR Solutions India Private Limited" (or such other name as may be approved by the Registrar of Companies, Delhi & Haryana) and shall conduct its Business operations under such name. However, it is clarified that such name is suggestive and that in the event, for any reason the Company cannot be incorporated with such a name, this shall not entitle any Party hereto to resile from its obligations under this Agreement and in such an event the Parties shall endeavour to agree upon another name for the Company.

(c) The main objects included in the Memorandum of Association of the Company will be such that the Company shall be entitled to carry on the Business. The Parties shall at all times mutually agree upon any modifications or amendments to the Memorandum of Association and/or the Articles of Association of the Company which are contrary to or a change in the terms of this Agreement. In case of any conflict between this Agreement and the Memorandum of Association and Articles of Association of the Company, the provisions of this Agreement shall prevail as between SOLUTIONS and SPAR.

         Upon incorporation of the Company, and upon fulfillment of the terms of
         Article 5.2 hereof, a Board Meeting of the Company shall be held whereat in particular the Board of Directors shall:

         (i) approve the allotment of Shares to SPAR such that SPAR holds 51% of the entire Share capital of the Company;

         (ii) approve the transfer of Shares held by the subscribers to SOLUTIONS and also approve the allotment of such number of Shares as would be necessary to ensure that SOLUTIONS holds 49% of the entire Share capital of the Company;

         (iii) appoint the nominees of SPAR on the Board of Directors of the Company;

         (iv) take on record the terms of this Agreement and the deed of adherence to be executed by the Company in the Agreed Form attached to this Agreement to evidence the Company's agreement to adhere to and be bound by the terms of this Agreement and authorise a representative of the Company to execute the said deed of adherence; and

         (v) shall take necessary steps to call for an extraordinary general meeting of the Shareholders to adopt the memorandum of association and articles of association of the Company amended to reflect the provisions of this Agreement (being substantially in the form attached hereto as Exhibit A).

All expenses for the setting up and incorporation of the Company will be paid by the Company. Upon incorporation the said Company shall reimburse all incorporation expenses to SOLUTIONS. If this Agreement is not consummated each Party shall pay its own costs.

Article 2.        Business Purpose

The Business of the Company shall consist of the following:

1. Provide retail i.e. instore merchandising services in relation to setting up and merchandising of retail stores;

2. Agency, assistance, instruction and report of instore or retail merchandising activities;

3. Implementation of market research and analysis (of results thereof) pertaining to retail merchandising;

4.       Assembly  of setups used for retail merchandising;

5.       Consulting regarding store management;

6.       Development   and   sale  of   management   system   regarding   retail
         merchandising;

7.       Designing and sale of database pertaining to retail merchandising; and

Article 3.        Memorandum of Association and Articles of Association

Upon  incorporation  of the Company and upon fulfillment of the terms of Article
5.2 hereof, the Parties hereby undertake to take all necessary actions to give effect to the Agreed Form of the Memorandum of Association and the Articles of Association of the Company amended to reflect the provisions of this Agreement (attached hereto as Exhibit B).

Article 4.        Conditions to Subscription.

4.1. Conditions Precedent: Each of the following is a condition precedent to the obligation of each of SPAR and SOLUTIONS to subscribe for the Shares of the Company as described in Article 5.1

         (a) the execution of a License Agreement between SPAR and the Company in the Agreed Form attached hereto as Exhibit C in terms whereof SPAR shall be obliged to localize and set up software provided by SPAR to work in India, consult on the organisation of merchandising services, train the Company's personnel in how to operate the merchandising software and give advice on budgeting and development of each business plan (the "License Agreement");

         (b) the execution of a User Agreement between SOLUTIONS and the Company in the Agreed Form attached hereto as Exhibit D for the provision of office space, facilities and services to the Company ("User Agreement");

         (c) to the extent required, receipt of all regulatory Approvals whether from the Government of India through the Foreign Investment Promotion Board/ Secretariat for Industrial
                  Assistance or the Reserve Bank of India or any other Governmental Body, as may be required for the consummation of the transactions contemplated hereunder;

         (d) Passing of a resolution by the Board of Directors of the Company for issue of the Shares in the manner as detailed in
                  Article 5 hereunder.

         Each Party agrees to notify the other Party that the conditions precedent set forth in this aforesaid Article have been satisfied or waived in accordance with the provisions of this Agreement.

4.2. Failure to Satisfy Conditions. In the event that all of the conditions precedent set forth in Article 4.1 are not satisfied or waived (to the extent waivable) to the mutual satisfaction of SOLUTIONS and SPAR on or before May 30, 2004, either Party shall have the right to terminate this Agreement by giving written notice to the other Party. Upon any such termination, this Agreement shall be of no further force or effect, and neither Party shall have any further obligations hereunder, except that Article 30 and 36 and the Parties' respective obligations thereunder, shall survive any such termination.

Article 5.        Subscription and Issuance

5.1. The initial issued, subscribed and paid up equity Share capital of the Company shall be Indian Rupees Rs 36,76,000, which shall be subscribed to and held as follows:

                   Party                 Percentage                  Number                Equity capital
                                          Ownership                of Shares                (in Rupees)
           SPAR                                 51%                    187476                Rs 18,74,760
           SOLUTIONS                            49%                    180124                Rs 18,01,240
           TOTAL                               100%                    367600                     3676000

5.2. For the purposes. of this Agreement and in order to enable the issuance of the number of fully paid Shares referred to in Article 5.1 by the Company to SPAR and SOLUTIONS, promptly after all of the conditions precedent set forth in Article 4.1 are satisfied or waived (to the extent waivable) to the mutual satisfaction of SOLUTIONS and SPAR, and not more than thirty (30) days thereafter:

         (a) SPAR shall be obliged to pay into the account of the Company, as payment towards Share subscription a sum of Rs 18,74,760 (Indian Rupees Eighteen Lakhs Seventy Four Thousand Seven Hundred and Sixty Only) ("SPAR Subscription Amount"); and

         (b) SOLUTIONS shall be obliged to pay into the account of the Company as payment towards Share subscription a sum of Rs 18,01,240 (Indian Rupees Eighteen Lakhs One Thousand Two Hundred and Forty Only) ("Solutions Subscription Amount").

         In the event one of the Parties does not pay their respective subscription amount, within twenty four hours of the expiry of the aforesaid thirty (30) days and the other Party has paid its respective subscription amount, the Company shall within a reasonable period of time and subject to receipt of requisite Approvals if any, return the respective subscription amount received from such Party who has made the payment and this Agreement shall stand terminated. In the event of such termination of this Agreement, SOLUTIONS and/or SPAR shall take all such steps as may be necessary to wind up the Company in accordance with the provisions of the Act or alternately take all such steps as may be necessary to change tl1e name of the Company in accordance with the Act, such that the name of the Company does not include reference to SPAR or SOLUTIONS as the case may be.

5.3. The Parties agree that within twenty four hours of receipt by the Company of both the SPAR Subscription Amount and the Solutions Subscription Amount, the Company shall simultaneously issue and allot to SPAR and SOLUTIONS the number of Shares referred to in Article 5.1. The date on which such allotment occurs shall be the "Closing Date". Upon such issue and allotment of the Shares of the Company, SPAR shall hold Shares representing 51% of the paid up equity Share capital of the Company and SOLUTIONS shall hold 49% of the paid up equity Share capital of the Company. In addition, the Parties shall ensure that the Company makes all such filings and satisfies all such reporting requirements as may be necessary in terms of the Foreign Exchange Management Act, 1999 and the Regulations issued thereunder, and the Act, in a timely manner;

         On the Closing Date, the issued and paid-up Share capital of the Company shall be Rs 36,76,000/- (Indian Rupee equivalent of USD 75,000)/- divided into 367600 Shares of face value of Rupees 10 each.

Article 6A        Representations and Warranties and Indemnification

1. Representations and Warranties of SPAR: SPAR hereby represents and warrants that:

         (a) SPAR is a company duly incorporated and validly existing in good standing under laws of Nevada and it has the corporate power to own its property and to carry on its business as now being conducted.

         (b) SPAR has full power and authority to enter into this Agreement, to subscribe to, purchase and own the Shares so as to have a 51% percentage ownership of the outstanding equity Shares of the Company and to perform its other obligations under this Agreement, all of which have been duly authorized by all proper and necessary corporate action by SPAR. No consent or approval of stockholders or consent or approval of, notice to or filing with any governmental authority is required as a condition to the validity or enforceability of this Agreement as to SPAR.

         (c) This Agreement constitutes the valid and legally binding agreement of SPAR enforceable in accordance with its terms.

         (d) There are no provisions of its memorandum of association, articles of association or other organizational documents, and no proceedings pending or threatened before any court or governmental or administrative agency, that would reasonably be expected to affect the validity or enforceability of this Agreement as to SPAR or that would reasonably be expected to materially adversely affect the financial condition or operations of SPAR.

         (e) SPAR is not a party to or otherwise bound by any contract or agreement which in any manner would prohibit SPAR from subscribing to or owning its 51% percentage ownership in the Company or performing any of its other obligations under this Agreement.

2.       Representations   and   Warranties  of  SOLUTIONS:   SOLUTIONS   hereby
         represents and warrants that:

         (a) SOLUTIONS is a corporation duly organized and validly existing in good standing under the laws of India and it has the corporate power to own its property and to carry on its business as now being conducted.

         (b) SOLUTIONS has full power and authority to enter into this Agreement, to subscribe to, purchase and own Shares so as to have a 49% percentage ownership of the outstanding Shares of the Company and to perform its other obligations under this Agreement, all of which have been duly authorized by all proper and necessary corporate action by SOLUTIONS. No consent or approval of stockholders or consent or approval of, notice to or filing with any governmental authority is required as a condition to the validity or enforceability of this Agreement as to SOLUTIONS.

         (c) This Agreement constitutes the valid and legally binding agreement of SOLUTIONS enforceable in accordance with its terms.

         (d) There are no provisions of its organizational documents, and no proceedings pending or threatened before any court or governmental or administrative agency, that would reasonably be expected to affect the validity or enforceability of this Agreement as to SOLUTIONS or that would reasonably be expected to materially adversely affect the financial condition or operations of SOLUTIONS.

         (e) SOLUTIONS is not a party to or otherwise bound by any contract or agreement which in any manner would prohibit SOLUTIONS. from subscribing to or owning its 49% percentage ownership in the Company or performing any of its other obligations under this Agreement.

3.       Indemnification

         (a) A Shareholder ("Indemnifying Shareholder") shall indemnify and hold harmless the other Shareholder (the "Indemnified Shareholder"), their nominee Directors on the Board of Directors of the Company from and against any and all costs, losses, claims, damages and liabilities, including reasonable attorneys' fees, incurred by the Indemnified Shareholders or such other Persons, arising out of (i) any representation or warranty of the Indemnifying Shareholder hereunder being untrue or incorrect and/or (ii) the Indemnifying Shareholder's failure to comply with any of its obligations under this Agreement including the other terms, conditions or agreements contained herein.

         (b) The Company, to the extent permitted by applicable law, shall indemnify and hold harmless each relevant Shareholder and their nominee Directors on the Board of Directors of the Company (each an "Indemnified Person") from and against any and all costs, losses, claims, damages and liabilities, including reasonable attorneys' fees, incurred by such Indemnified Person or to which such Indemnified Person may be subject arising out of or in connection with any legal action (and the defense thereof) commenced as a result of, or in connection with or arising out of the Indemnified Person's actions or position with respect to the Company, except to the extent of the fraud, gross negligence or willful misconduct of the Indemnified Person.

If an Indemnified Shareholder makes a claim under this Article 6A (3) for payment or reimbursement of expenses, the same shall be paid or reimbursed promptly upon receipt of appropriate documentation relating thereto and shall be paid in full by the Party to whom the claim is made.

Article 6B        Additional Fund Requirements

Additional fund requirements of the Company in excess of the Share capital may be met either through:

         (i)      the cash flow from time to time of the Company;

         (ii) the borrowings facilities which the Company has from all sources including from one or more Shareholders or through borrowings from such reputable financial institutions or banks as the Board of Directors may from time to time determine; provided, however, the Company shall not raise funds through a stock market transaction unless SPAR and SOLUTIONS mutually agree to do so.

         (iii) the issue of such additional securities as are permitted under the Act (including additional equity Shares, subject to Article 10.2 hereof).

         Notwithstanding the foregoing the Parties as Shareholders may decide that any monies referred to above may be made available to the Company in such other manner as may be agreed between them.

         It is understood that and it is a term of this Agreement that any borrowings by the Company shall always be consistent with sound financial policies.

                   CHAPTER II: GENERAL MEETING OF SHAREHOLDERS

Article 7.        Annual and Extraordinary General Meeting

Annual General Meeting: Subject to the provisions of the Act and the Articles of Association of the Company, the Annual General Meeting of the Shareholders of the Company shall be convened by a resolution of the Board of Directors of the Company and held at the registered office of the Company. The Company shall hold in each year in addition to any other meetings of the Shareholders of the Company, a general meeting as its "Annual General Meeting" and shall specify the meeting as such in the notice calling it. The Parties agree and undertake that they shall exercise their voting rights at meetings of the Shareholders in such a manner so as to ensure that the provisions of this Agreement are upheld.

Extraordinary General Meeting: Subject to the provisions of the Act and the Articles of Association of the Company, an Extraordinary General Meeting of the Company shall be convened by a resolution of the Board of Directors of the Company whenever deemed necessary. Such meetings shall be held upon the issuance of a notice in this behalf, which written notice shall be as per the requirements under the Act and shall be held with at least 21 days notice, provided that shorter notice may be given with the consent of the Shareholders of the Company.

Article 8.        Quorum

The quorum for the General Meetings of Shareholders of the Company shall constitute of at least one duly appointed representative each of SPAR and SOLUTIONS. No business shall be transacted at any General Meeting unless the requisite quorum is present.

Article 9.        Resolution

Except as expressly otherwise provided in the Act, including any subsequent legislation substituting the same, this Agreement and all resolutions of the General Meeting of Shareholders of the Company shall be adopted by the affirmative vote of the Shareholders holding a majority of the Shares present or represented at meeting for which there is quorum.

Article 10.       Important Matters

Any resolution on the following matters by the General Meeting of the Shareholders of the Company shall require the affirmative vote of at least three-fourths of the votes of the Shareholders present:

1. Any amendment or modification of the Memorandum and Articles of Association of the Company;

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

2. Increase or decrease in the authorized capital or paid-up Share capital of the Company beyond the limit specified in Article 5.1 hereinabove;

3. Issuance of new Shares or any other kind of equity securities or instruments convertible into equity securities or the decision to undertake a Public Offering (as defined on Article29);

4.       Issuance of debentures;

5. Transfer of any part or whole of Business of the Company or any change in the Business of the Company;

6.       Any and all matters relating to dividends of the Company;

7.       Dissolution, voluntary winding up or amalgamation of the Company;

8. Change in number or length of tenure of Directors on the Board of the Company;

9.       Investment in other companies by the Company.

                   CHAPTER IV: BOARD OF DIRECTORS AND OFFICERS

Article 11.       Appointment of Board of Directors of the Company

The Board of Directors of the Company shall consist of four (4)  Directors;  two
(2) of whom shall be nominated by SPAR and two (2) of whom shall be nominated by SOLUTIONS. In case of any increase or decrease in the total number of Directors, the representation stipulated above shall be unchanged and pro-rata at all times. The Directors shall not be entitled to receive any compensation.

The Chairman of the Board of Directors of the Company for the first three years from the Closing Date shall be a nominee of SOLUTIONS. In case of equality of votes, the Chairman shall not have a second/ casting vote.

The management of the Company shall vest with the Board of Directors and all decisions at the Board shall be by way of majority vote. The nominee Directors of either Party shall hold office at the pleasure of their respective nominators and shall be subject to removal by their respective nominating Party. Each Party agrees to vote for appointment or removal of a Director who has been nominated by the other Party, upon request of the other Party.

In the event the Company appoints a Managing Director or a Chief Executive Officer ("CEO") or a Chief Operating Officer ("COO"), such Managing Director or CEO or COO shall be a nominee of SOLUTIONS and shall be subject to the superintendence of the Board and shall have general management and control of the affairs and business (including the Business) of the Company and shall see that all orders and resolutions of the Board are carried into effect. The powers of the Managing Director, CEO and COO shall be as set out in Exhibit E including power to implement or take any actions pursuant to an approved Business plan even where such actions are covered under the affirmative vote matters under
Article 16.

The Board shall appoint an Alternate Director to act for a Director (referred to as the "Original Director") during his absence for a period of not less than 3 (three) months from the state in which the meetings of the Board are ordinarily held. Either Party shall be entitled to nominate an Alternate Director to act for its nominated Original Director. The Parties hereto shall ensure that the Board appoints only such persons to be the Alternate Director, who shall not hold office for a period longer than that permitted to the Original Director.

All nominations, determinations and removals of Directors and/or their alternates shall be by notice in writing signed by the duly authorized officer/representative of the Party nominating, determining or removing such Director and such notice shall be addressed to the Board, and delivered to the Company at its registered office.

Any casual vacancy in the office of a Director who is liable to retire by rotation, or for any other reason, may be filled by the Board provided however, that if a Director whose office shall be so vacated be a nominee of SPAR or SOLUTIONS, the person to be appointed to fill such vacancy shall also be a person selected by SPAR or SOLUTIONS as the case may be, and such person shall hold office up to the date to which the Director in whose place he is appointed would have held office.

Article 12.       Appointment of Officers

Officers of the Company in terms of the provisions of the Act, shall be appointed by the Board of Directors and serve at their pleasure.

Article 13.       Office of Director

The term of office of each Director shall expire at the close of the Annual General Meeting.

Article 14.       Quorum

Each Director shall have one (1) voting right in the Board of Directors. The quorum for a meeting of the Board shall be two directors or 1/3rd whichever is greater of the Board for the time being and there shall be no such quorum present unless at least one nominee each of SPAR and SOLUTIONS or their Alternate Director(s), if any, are present. Provided that if within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day in the next week at the same time and place and the Directors present at such meeting shall constitute the quorum. All resolutions shall be adopted by majority of the votes of the Directors present.

Circular resolutions shall be said to be passed only if, of the Directors entitled to vote in respect of the said resolutions, a majority approve the said resolution.

It is clarified that the right to nominate the number of Directors referred to in this Article

(a) shall vest in SPAR so long as SPAR holds not less than 51% of the then existing equity share capital of the Company; and

(b) shall vest in SOLUTIONS so long as SOLUTIONS holds not less than 49% of the then existing equity share capital of the Company.

         In the event either of SPAR or SOLUTIONS transfer the Shares registered in their respective names to a third party, in accordance with this Agreement, then in such an event, the transferring Party shall procure that its nominees on the Board of Directors of the Company resign from the Directorship of the Company.

         If on account of issue of additional  equity Shares as  contemplated in
         Article 6B (iii) and the consequent failure of either Party to subscribe and pay for such additional Shares, the relative shareholding of either Party is reduced then the following shall apply

         (i) Where the shareholding of a Party falls below 26% but is more than 10% of the then existing equity share capital of the Company then such Party shall be entitled to appoint only one
                  (1) Director to the Board and shall cause the. other Directors nominated by it to resign.

         (ii) Where the shareholding of either Party falls below 10% such Party shall not have the right to nominate a Director.

         Upon such resignation, the vacancy(ies) on the Board shall be filled in with a nominee(s) of the Party whose shareholding has not been diluted.

         It is clarified that in case of a Transfer of all its Shares by a Party to a third Person in accordance with the provisions of this Agreement, contemporaneously with such Transfer, the transferor Shareholder shall cause its nominee Directors to resign and upon such Transfer the transferee of the Shares shall be entitled to appoint such number of Directors as the transferor Shareholder was entitled to appoint immediately prior to such Transfer. Thereafter the rights of such transferee shareholder shall be subject to the terms and conditions of this Agreement as applicable to the transferor Shareholder.

Article 15.       Meeting of the Board of Directors

The meetings of the Board of Directors shall be held once in each quarter. Additional meetings of the Board shall be held when necessary, both of which shall be convened in accordance with the provisions of the Act. At least seven
(7) days notice shall be given to each of the directors (and their respective alternates, if any) in respect of each meeting of the Board of Directors, at the address notified from time to time by each director (and alternate, if applicable) to the Company. Notice may be waived or a meeting may be called by giving notice of less than seven (7) days with the consent of all the directors. To the extent permitted by the Act and the Memorandum and Articles of Association of the Company, the Board may meet through the mode of teleconferences, videoconference, if the need arises provided that no teleconference or videoconference shall be conducted unless written confirmation for participation by the requisite quorum of the Directors as required has been received prior to the meetings by such mode as required and such Directors record their presence on the commencement of such conference and also at the termination of it. The minutes of the meetings of the Board of Directors held through such teleconferences, videoconferences shall be recorded and the decisions taken during any such meeting shall be recorded in writing and confirmed by all the Directors present for the said meeting, by circulation within the next three days of such meeting of the Board of Directors and the foregoing shall constitute the Board's decision as if taken by a resolution by circulation.

Article 16.       Important Matters

Any resolutions on the following matters by the Board of Directors requires the affirmative vote of one nominee each of SPAR and SOLUTIONS respectively:

1. Any proposal to convene a General Meeting of the Shareholders of the Company or action by the Board of Directors for the matters as provided in Article 10 hereof;

2. Any investment or commitment of the Company in amounts individually in excess of Indian Rupee equivalent of $100,000 (One hundred thousand dollars) or in the aggregate in excess of $100,000 (One hundred thousand dollars);

3. Any loan or credit taken by the Company in excess of Indian Rupee equivalent of $100,000 (One hundred thousand dollars);

4. Execution, amendment or termination of agreements or commitments with SPAR, SOLUTIONS or their subsidiaries or affiliates;

5. Adoption or amendment of the annual budgets and Business plan of the Company;

6.       Adoption  or  any  material   modification  of  major   regulations  or
         procedures, including any employee rules or handbook of the Company;

7.       Change of the statutory  auditors of the Company as provided in Article
         18(a);

8. Initiating or settling any litigation, arbitration or other formal dispute settlement procedures or forgiveness of any obligation owed to the Company in excess of Indian Rupee equivalent of one hundred thousand dollars ($100,000);

9. Approval of annual closing of the books of the Company and the Company's annual financial statements, and changing of accounting policies and practices or the Company's accounting periods;

10.      Establishment or amendment to the conditions of employment of officers;

11. No sale or disposition of or granting a lien, security interest or similar obligation with respect to, in one or a series of related transactions of the Company or with respect to any major strategic asset of the Company that is crucial to its business;

12. Formation of any subsidiary of the Company, entry into (or subsequent termination of) any joint venture, partnership or similar agreements;

13. Entering into, amending or terminating any contract with/or commitment to any Director or shareholder; and

14. Entering into any agreement or commitment to provide goods or services outside India.

                                CHAPTER V: AUDIT

Article 17.       Accounting Period

The accounting periods of the Company shall be from 1st day of January and shall end on the 31st day of December of each year.

Article 18.       Statutory Auditors

(a) A Statutory Auditor shall be appointed by the Board of the Company and the Delhi office of the Indian affiliate of Ernst & Young shall be the first Statutory Auditors of the Company ("Auditors");

(b) The Board of Directors of the Company shall appoint the internal auditors of the Company. Such internal auditor of the Company shall be a firm nominated by SOLUTIONS in consultation with SPAR.

The cost of the statutory audit and the cost of the internal audit and tax audit shall be borne by the Company.

Article 19.       Inspection of Accounting Records and Books

The Company shall yearly arrange audit of the accounting records and books and shall submit a report of such audit to each of the parties hereto within thirty
(30) days from the completion of the audit.

The Auditors shall audit the accounting records and books of the Company and any other matters relating, directly or indirectly, to the financial condition of the Company. Any fee for the certified public accountant for inspection and audit mentioned above shall be borne by the Company. The Company shall keep true and correct accounting records and books with regard to all of its operations in accordance with generally accepted accounting principles consistently applied ("GAAP") in Territory. All accounting records and books shall be kept ready for inspection by the Parties hereto or by their authorized representative. If requested by SPAR, the Company shall cooperate with respect to each financial period to provide such information as required by SPAR to reconcile the Company's financial statements with U.S. GAAP reporting requirements of SPAR. The costs associated with preparation/reconciliation of accounts of the Company as per U.S. GAAP shall be borne by the Company.

In addition, either Party may, at its discretion, and at its individual expense, engage accountants (other than the Auditors referred to above) to conduct an independent audit of the Company's books and records of account and its business and activities. The aforesaid accountants shall have the absolute right on behalf of such Party to examine, inspect, and copy the books and records of account of the Company during its normal business.

Article 20.       Increase of Capital

In case of capital increase of the Company after its incorporation, SOLUTIONS and SPAR shall have the preemptive right to the new Shares to be issued for such capital increase in proportion to their respective shareholdings in the Company.

Article 21.       Dividend Payout

The declaration of dividends by the Company in respect of its Shares shall always be consistent with sound financial policy having regard to the financial requirements and cash resources of the Company and in accordance with the provisions of the Act and other applicable statutory provisions. For the first three years from the Closing Date and subject to the approval of the Board.

                         CHAPTER VI: TRANSFER OF SHARES

Article 22.       Restrictions on Transfer of Shares

(i) Except as provided in Article 23 hereof and subject to the provisions of the Act neither Party hereto shall, without the prior written consent of the other Party, which consent shall not be unreasonably withheld, Transfer all or any part of its shares of the Company to any third Person. In addition, all Transfers shall be made subject to the requirement that the transferee enter into a Deed of Adherence satisfactory to the non-transferring Shareholder(s). Any Transfer made in violation of this Article 22(i) shall be null and void, and the Company shall not register such Transfer.

(ii) Notwithstanding the restrictions on Transfer contained in Article 22(i), either Party may transfer the Shares to a majority owned and controlled Affiliate but subject to such Approvals as may be required, if any. In any such event, it shall be a condition precedent to the right of the transferring Party to transfer the Shares to its Affiliate that such Affiliate execute a Deed of Adherence which has been approved in writing by each of the nontransferring Shareholders. If any such transferee Affiliate ceases to be an Affiliate of the transferring Party at any time during the term of this Agreement, the applicable Shares shall be transferred back to the transferor Party or one of its Affiliates on the same terms. SOLUTIONS and SPAR agree to comply with all laws, rules and regulations, by-laws and requirements applicable to such Transfer to a Party's Affiliate and to cause their respective representatives on the Board of Directors of the Company to vote in favor of such Transfer.

Article 23.       Right of First Refusal and Call Option

1.       Right of First Refusal:

(A) After three (3) years from the Closing Date, if either Party hereto (hereinafter called "Selling Party") wishes to transfer and sell all but not less than all of its Shares ("Offered Shares"), the Selling Party shall furnish to the other Party (hereinafter called "Other Party") a written notice of such proposed transfer and sale which notice will also specify the offered sale price and other major terms and conditions of such proposed sale;

         The Other Party shall have a right to purchase such Offered Shares at the price and on the terms mentioned in the offer notice by giving the Selling Party a written notice of its intention to purchase the Offered Shares which sale and purchase shall be completed within ninety (90) days from the receipt of Selling Party's offer notice.

         The Other Party may by notice in writing within the said period of 90 days require the fair value of the Offered Shares to be determined by the internationally recognized Indian firm of chartered accountants and such determination shall be made within 30 days of the said request for fair valuation being made and the Parties agree to co-operate for such determination. Upon determination of the fair value of the Offered Shares, the Other Party shall be entitled to issue an acceptance notice agreeing to purchase the Offered Shares at the fair value so determined within 15 days from the date of such determination. In such an event such sale and purchase shall take place within 60 days from the date of such determination and the Other Party shall pay to the Selling Party the purchase price, and the Selling Party shall deliver to the Other Party, share certificates in original representing all of the Offered Shares, free and clear of any liens and duly executed share transfer forms.

(B) In case no acceptance notice is received from the Other Party or the sale and purchase of Offered Shares is not completed within 90 days of the receipt of the Seller's offer notice or within 60 days of determination of the fair value, the Selling Party may offer to sell such Offered Shares to a third party upon the terms and conditions not less favourable than those described in its offer notice. Such sale and purchase of the Offered Shares to the third party shall be completed within 60 days after the expiry of the said 90 days or 60 days period as the case may be and the third party shall pay to the Selling Party the purchase price, and the Selling Party shall deliver to the third party, share certificates in original representing all of the Offered Shares, free and clear of any liens and duly executed share transfer forms.

         Unless otherwise agreed by the Other Party in writing, all Transfers to the proposed transferee shall be made subject to the requirement that the proposed transferee enter into a Deed of Adherence with the Selling Party, satisfactory to the Other Party, and the Other Party shall be a confirming party to such Deed of Adherence. Any Transfer made in violation of this Article 23(1) shall be null and void, and the Company shall not register such Transfer. The Parties shall cooperate to effect the closing of such purchase and sale of the Shares of the Company in the manner and within the time periods specified above.

2. Call Option: Within 30 days of the third anniversary of the Closing Date and thereafter within 30 days of every subsequent anniversary of the Closing Date, either Party ("Purchasing Party") may at any time make a written offer to buy all of the other Party's Shares ("Other Party") in the Company. The Purchasing Party shall furnish to the Other Party a written notice of such proposed purchase, the offered purchase price and other major terms and conditions of such proposed purchase. The Other Party shall then, either accept the offer and sell all of its Shares under the terms and conditions offered, or in its sole discretion offer to purchase the Purchasing Party's Shares on same terms and conditions. If the Other Party does not respond to the offer within one hundred and twenty (120) days of receipt of the notice from the Purchasing Party, the Other Party shall be deemed to have accepted the offer to sell its Shares to the Purchasing Party. The Parties shall cooperate to effect the closing of such purchase and sale of all of the Shares of the Company held by the Other Party within 120 days of the decision or deemed decision of the Other Party.

         In case a notice to purchase the Purchasing Party's Shares is issued by the Other Party, the Parties shall co-operate to effect the closing of such purchase and sale of all of the Shares of the Company held by the Purchasing Party~

         At any such closing, the Purchasing Party shall pay to the Other Party the purchase price, and the Purchasing Party shall deliver to the Other Party, the original Share certificates representing all of the Purchasing Party's Shares held in the Company, free and clear of any liens and duly executed Share transfer forms. In case both the Parties give notices, the Party first receiving the notice shall be considered as the Other Party.

3.       Change of ownership

Upon a Change of Ownership Event, the Unaffected Party shall have the right, but shall not be obliged, to purchase all the Shares of the Company held by the Affected Party. For this purpose the Parties agree as under:

(a) within a period of 30 days after the Unaffected Party receives notice of the Change of Ownership Event, the Unaffected Party shall be entitled to serve notice upon the Affected Party conveying it's intention to purchase the Shares then owned by the Affected Party;

(b) the transfer of the Shares then owned by the Affected Party to the Unaffected Party shall take place at a fair value to be determined by an internationally recognised Indian firm of chartered accountants which shall be identified by the Unaffected Party;

(c) within 15 days from the date of determination of the fair value, the Unaffected Party shall be entitled to serve notice upon the Affected Party requiring the Affected Party to sell to the Unaffected Party all the Shares then held by the Affected Party at the fair value so determined, it is understood that upon receipt of such a notice the Affected Party shall be required to and shall sell all the Shares then held by it to the Unaffected Party at the fair value so determined; and

(d) such sale and purchase shall be completed, subject to receipt of the necessary Approvals, within a period of 60 days from the date of determination of the fair value of the shares. At such closing (when such sale and purchase is to be completed) the Unaffected Party shall pay to the Affected Party the purchase price, and the Affected Party shall deliver to the Unaffected Party, share certificates in original representing all of the Shares then held by the Affected Party, free and clear of any liens and duly executed share transfer forms.

For the purposes of this Article 23(3):

         "Affected Party" means a Shareholder, in connection with whom a Change of Ownership Event takes place;

         "Change of Ownership Event" means, with respect to a Shareholder, the first to occur of any of the following events during the term of this
         Agreement:

         (a) any Person or group of Persons acting in concert, directly or indirectly, (i) acquires or obtains the right through the exercise of any warrant, option, or any other right held by such Person or group of Persons to acquire, more than 50% of the issued and paid up shares of a Shareholder, and/or (ii) acquires the right, whether through an agreement or otherwise, to direct or cause the direction of, or control, the management of a Shareholder; or

         (b) any business combination, merger, amalgamation or consolidation by a Shareholder with any Person or group of Persons whereby such Persons possesses, directly or indirectly, the power to direct or cause the direction of, or control, the management of such Shareholder.

         "Unaffected Party" means a Shareholder other than the Affected Party.

Article 24.       Cooperation in Financing

1. During the first twelve (12) months from the Effective Date, the Company is expected to require a total working capital up to Rs. 29,70,000/- (amount being equivalent to Indian Rupee equivalent of $66,000). The Parties agree to arrange for the same in the following manner: SPAR will provide up to Rs. 15,14,700/- (being an amount equivalent to $33,660) as loan to the Company, while SOLUTIONS will arrange for up to Rs. 14,55,300/- (being an amount equal to $32,340) through a local bank.

2. The Company may borrow an additional amount when it needs additional funds, if such borrowing is approved in advance by the Board of Directors as an important matter under Article 16 herein.

3. If SOLUTIONS pays any creditors of the Company due to a guarantee made by SOLUTIONS to such creditors in favor of the Company, SPAR shall reimburse SOLUTIONS for half of the amount paid by SOLUTIONS, but only if the Company's borrowing of such funds and' SOLUTIONS guaranty of the Company's obligations have been expressly agreed to in advance by SPAR in writing or in a Board resolution, for which both SPAR-nominated directors have voted affirmatively.

                    CHAPTER VII: ROLE OF CONTRACTING PARTIES

Article 25.       Provision of Office Space and Facility

1. SOLUTIONS shall in terms of the User Agreement provide office space and facilities, staff service for general affairs and finance, and intra-company network services, which are determined, at SOLUTION's sole discretion, necessary for the operation of Company after the consultation between the both Parties, to the Company at no charge for a period of three (3) years from the Closing Date. In the event that SOLUTIONS cannot provide and apportion such office space, facilities and services within its existing facilities then SOLUTIONS will reimburse to the Company the actual cost apportioned for such office space, facilities and services procured by the Company such that the Company does not incur any cost for the office space, facilities and services for three (3) years from the date of the Company obtaining such described space and services. In years two (2) and three (3), the Company will pay for staff exceeding eight people if the Company is profitable in the immediately preceding year.

2. SPAR for first three (3) years from the Closing Date will provide up to four thousand five hundred (4,500) hours of business support annually. This support may be in the form of general business, consultation or programming support to modify or enhance the merchandising software. SPAR will maintain ownership of all software. If support provided by SPAR exceeds four thousand five hundred (4,500) hours the additional hours will be billed by SPAR to the Company at Indian Rupee equivalent of Fifty-five dollars ($55.00) per hour on the date of such payment. However a lower price will be charged for programming costs if a less expensive way to hire IT staff is found mutually acceptable to the Parties hereto. The Company will be able to hire its own IT staff as appropriate.

3. If SPAR wishes to sell all its Shares in terms of Article 23 to a third party then in that case notwithstanding such sale SPAR shall be committed to lend its name to the Company for an additional year at no extra cost and provide software to the Company under the License Agreement for an additional year subject to obtaining of necessary Approvals if any, at the following cost:

                  First 6 months:         out of pocket expenses,

                  Next 6 months:          Indian Rupee equivalent of
                                          $ 3000/month + out of pocket expenses

4. SOLUTIONS agrees that its operating expenses may not be allocated to the Company.

Article 26.       Personnel

SOLUTIONS and SPAR shall, at their own judgment, second to the Company their respective personnel who are appropriate for the start-up of business of the Company for a period of one (1) year from the Effective Date without any consideration. In principle, the Parties seconding such personnel shall be responsible for the payment of salaries and benefits and all other matters concerning the employment of the personnel so seconded by the Parties to the Company.

SOLUTIONS and SPAR will each set up project teams and all salaries for current employees of either SOLUTIONS or SPAR shall be borne by the company now paying them.

Article 27.       Training

Each Party hereto shall provide appropriate training for mutually accepted periods of time to the employees of the Company for the Company's operation at its own site or any other location. The said training shall be made upon the Company's request and any necessary expenses including travel for the training shall be borne by the Company, except as otherwise provided in License Agreement or the User Agreement.

Article 28.       Non-Competition

For three (3) years from the Closing Date of this Agreement, neither SPAR nor SOLUTIONS shall without the prior consent of the other, engage in, whether directly or indirectly, in the provision of services being similar to the Business as described in Article 2 in this Agreement in the Territory. However, in the event that SPAR enters into a contract with a customer that covers more than one country and the scope of such agreement includes services in Territory, such services being similar to the Business as defined in this Agreement, SPAR shall not be prohibited from entering into or performing such agreement, provided that SPAR shall make commercially reasonable efforts to enable the Company to participate in and be fairly compensated for providing services to any such customer. Similarly, in the event that SOLUTIONS enters into a contract with a customer for providing integrated marketing services in India or outside, such services being similar to the Business as defined in this Agreement, and the scope of such agreement includes some retail merchandising, SOLUTIONS shall not be prohibited from entering into or performing such agreement, provided that SOLUTIONS shall make commercially reasonable efforts to enable the Company or SPAR (in territories outside India) to participate in and be fairly compensated for providing services to any such customer. Provided further that delay or failure to make commercially reasonable efforts as stated above shall not restrict SOLUTIONS or SPAR to undertake activities or implement such agreement as aforesaid. It is clarified that this Article shall also cease to apply upon termination of this Agreement.

                   CHAPTER VIII: AMENDMENT FOR PUBLIC OFFERING

Article 29.       Public Offering

Both Parties acknowledge that the Company may attempt to become a listed company or over-the-counter company on the Territory Stock Exchange or any other stock exchange or public market in Territory (Public Offering). Both Parties acknowledge that the number of issued Shares, the number of Shareholders, the paid-up capital and profit transaction with each Party, the seconded employees of the Company will be reviewed and instructed for amendment by the relevant governmental or regulatory authorities in accordance with those bodies' rules or guidelines for Public Offering. If both Parties agree to undertake a Public Offering subject to Article 10 above, both Parties shall discuss and reasonably cooperate with each other to amend the Articles of Association of the Company and/or the License Agreement in order to complete the Public Offering of the Company. Any changes to the License Agreement will be effective upon consummation of the Public Offering (but not before), and subject to the approval of the Boards of Directors of the Company, SOLUTIONS and SPAR. The public offering of Shares to the public by the Company shall be completed in accordance with the applicable provisions of the Act and the rules and regulations with respect thereto issued by the Securities Exchange Board of India from time to time, and such other applicable provisions of Indian law.

                           CHAPTER IX: CONFIDENTIALITY

Article 30.       Confidential Information

SOLUTIONS and SPAR shall keep secret and retain in strict confidence any and all confidential information that may be disclosed by one Party to the other or to the Company or such confidential information that may be disclosed by the Company to either Party and use it only for the purpose of giving effect to the provisions of this Agreement and shall not disclose it to a third party without the prior written consent of the other Party unless the receiving party can demonstrate that such information: (i) has become public other than as a result of disclosure by the receiving party, (ii) was available to the receiving party prior to the disclosure by the disclosing party with the right to disclose, or
(iii) has been independently acquired or developed by the receiving party. The Parties agree that (i) the use of any such confidential information by the other Party for any purpose other than managing their respective investment in the Company, or (ii) the disclosure or divulgence of any such confidential information to third persons would result in damages to and otherwise adversely affect the business and affairs of the Company. The Parties agree that the said confidential information will be disclosed to the personnel of either Parties and/or the Company on a need to know basis.

                          CHAPTER X: GENERAL PROVISIONS

Article 31.       Effective Date

This Agreement shall become effective on the date the Agreement is executed by the Parties hereto ("Effective Date").

Article 32.       Termination

1. If either Party Transfers all its Shares in the Company to the other Party hereto in accordance with Article 23 hereof, this Agreement shall terminate. If either Party Transfers its Shares in the Company to a third party, unless expressly agreed by the non-transferring Party in writing, this Agreement shall be assigned to and binding upon such third party, provided that the assigning party shall remain liable for all legal acts with respect to this Agreement or the Company that occurred before the Effective Date of such assignment.

2. (a) Either Party not in breach of this Agreement, save and except an event of breach by either Party of their respective obligations under
         Article 24 of this Agreement, may terminate this Agreement by written notice to the other Party if any breach shall not have been corrected by the other Party in breach within ninety (90) days after written notice is given by such Party not in breach complaining of such breach.

         (b) In the event of breach by either Party of their respective obligations under Article 24 of this Agreement, the Party not in breach shall have a right to terminate this Agreement, by written notice to the other Party, in the event such breach is not corrected by the Party in breach within ten (10) days after the written notice is given by such Party not in breach complaining of such breach.

3. Either Party may terminate this Agreement by giving notice in the event of one or more of the following:

         (a) Appointment of a trustee or receiver for all or any part of the assets of the other Party;

         (b)      Insolvency or bankruptcy of the other Party;

         (c)      Assignment of the other Party for the benefit of creditor;

         (d)      Attachment of the assets of the other Party;

         (e)      Expropriation  of the  business or assets of the other  Party;
                  and

         (f)      Dissolution, liquidation or winding up of the other Party.

If either Party is involved in any of the events enumerated in (a) through (f) above, it shall immediately notify the other Party of the occurrence of such event.

4. In case of the termination of this Agreement pursuant to Article 32.2 or Article 32.3, the Party terminating in accordance with this Agreement shall have an option to purchase the Shares of the other Party at the book value to be decided by an internationally recognized accounting firm that is not the principal accounting firm of either Party, if either Party so requests, or to have the Company dissolved. Provided that any such purchase of the nature aforesaid will be subject to receipt of all regulatory Approvals, as may be applicable. In case the Party terminating this Agreement does not offer to purchase the Shares of the other Party and/or any such purchase is not completed within 120 days of such termination inclusive of the time required to obtain regulatory approvals, the other Party shall have the right to sell the Shares to any other third party or shall have the right to require dissolution of the Company. Provided that, the right to dissolution shall be exercisable within 30 days after the expiry of the said 120 days period.

5. Upon termination of this Agreement or SPAR's ceasing to hold at least 51% of the Shares in the Company, the License Agreement. and the User Agreement shall terminate immediately if still in effect, unless otherwise agreed to by the Parties hereto.

Article 33.       Force Majeure

Neither Party shall be liable to the other Party for failure or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by riots, civil commotions, wars, hostilities between nations, governmental laws, orders or regulations, embargoes, actions by the government or any agency thereof, acts of God, storms, fires, accidents, strikes, sabotages, explosions, acts of terrorism or other similar contingencies beyond the reasonable control of the respective Parties.

Article 34.       Notices

All notices, reports and other communications given or made in accordance with or in connection with this Agreement shall be made in writing and may be given either by (i) personal delivery, email or facsimile (ii) overnight delivery or
(iii) registered air mail, if properly posted, with postage fully prepaid, in an envelope properly addressed to the respective Parties at the address set forth below or to such changed address as may be given by either Party to the other by such written notice. Any notice, etc by personal delivery or overnight delivery or facsimile transmission shall be deemed to have been given (7) days after the dispatch. In any event, if any notice, etc. is received other than the regular business hours of the recipient, it shall be deemed to have been given as of the following business day of the recipient.

To:      SOLUTIONS         Solutions Integrated Marketing Services Ltd.
                           ATT:  Srikant Sastri, Managing Director
                           3rd Floor, Chandra Bhaan 67-68, Nehru Place,
                           New Delhi, India, 11 00 19
                           E-mail id:  srikant@.solutions-intg.com
                           Facsimile Number: 91-11-26226592

         SPAR              SPAR Group, Inc.
                           ATT:  Robert G. Brown, Chairman and CEO
                           580 White Plains Road, Tarrytown, NY, USA, 10591

                           E-mail id:rbrown@sparinc.com
                           Facsimile Number: +19143320741

Article 35.       Assignment

This Agreement and the rights and obligations hereunder are personal to the Parties hereto, and shall not be assigned by either of the Parties to any third party without the prior written consent of the other Party.

Article 36.       Dispute Resolution/Arbitration

36.1. General. SPAR and SOLUTIONS agree to use their commercially reasonable efforts to resolve any dispute, deadlock, conflict, disagreement, controversy or claim between the Parties arising out of or relating to this Agreement including any deadlock in respect of any matter at the Board of Director level of the Company (a "Dispute") in a timely and diligent manner in accordance with this Article 36. SPAR and SOLUTIONS intend that the arbitration procedures outlined in Article 36.3 is to be used only if the efforts by the Parties to resolve a Dispute, which efforts shall be made in good faith, under Article 36.2 are unsuccessful.

36.2. Senior Management. Any Dispute shall be, within 30 days of the same arising, referred to by either Party to the Senior Management of SOLUTIONS and SPAR. Such notice of reference shall include a statement of the referring Party's position. Within ten (10) days of receipt of such notice of reference of a Dispute, the Senior Management of both Parties shall meet at a mutually acceptable time and place, and thereafter, as often as they reasonably deem necessary, to attempt to resolve the Dispute. All reasonable requests for information made by one Party to the other Party shall be honored. Senior Management shall take such steps as are mutually agreeable to attempt to resolve such Dispute. If the Dispute is not resolved to the mutual satisfaction of the Parties despite the good faith efforts of Senior Management within thirty (30) days after it has been referred to Senior Management, either Party may require that the Dispute be resolved by binding arbitration as provided in Article 36.3.

         "Senior Management" for the purposes hereof means, in case of SPAR, the representatives of SPAR on the Board of the Company and in case of SOLUTIONS means the representatives of SOLUTIONS on the Board of the Company.

36.3.    Any Dispute which is not resolved under the  procedures  established in
         Article 36.2 shall be resolved by binding arbitration in New Delhi pursuant to Arbitration and Conciliation Act, 1996 of India if initiated by SOLUTIONS, or in New York City in accordance with the International Arbitration Rules of the American Arbitration Association if the arbitration is invoked by SPAR. It is clarified that if one Party initiates the arbitration proceedings then the other Party shall raise all counterclaims in that arbitration proceedings only. The arbitration shall be conducted by three (3) arbitrators and the proceedings shall be in English.

Article 37.       Implementation

The Parties hereby agree, for themselves, their successors, heirs and legal representatives, to vote at Shareholders' meetings, and to cause the Directors they nominate to vote at Board meetings and to carry out their duties, to prepare, execute and deliver or cause to be prepared, executed and delivered such further instruments and documents, to take such other actions and to cause the Articles of Association of the Company, Company work rules and other rules and Commercial registry and any other document to be amended or adopted as may be reasonably required to effect the provisions and intent of this Agreement and the transactions contemplated hereby.

Article 38.       Governing Law

This Agreement and all questions arising out of or under this Agreement shall be governed by and interpreted in accordance with the laws of India.

Article 39.       Waiver

Any failure of either Party to enforce, at any time or for any period of time, any of the provisions of this Agreement shall not be construed as a waiver of such provisions or of the right of such Party thereafter to enforce each and every such provision.

Article 40.       Entire Agreement

This Agreement constitutes the entire and only agreement between the Parties hereto with respect to the subject matter of this Agreement and supersedes any other prior commitments, agreements or understandings, written or verbal, that the Parties hereto may have had. No modification, change and amendment of this Agreement shall be binding upon the Parties hereto except by mutual express consent in writing of subsequent date signed by authorized officer or representative of each of the Parties hereto.

Article 41.       Headings

The headings of articles and paragraphs used in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of the respective articles and paragraphs of this Agreement.

Article 42.       Language

This Agreement has been executed in the English.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in two (2) copies by their respective duly authorized officer or representative as of the day first above written.


Solutions Integrated Marketing Services Ltd.

Signature: /s/ Srikant Sastri
           -----------------------------
              Name:  Srikant Sastri
              Title: Managing Director


SPAR Group International, Inc.

Signature: /s/ Robert G Brown
           -----------------------------
              Name:   Robert G Brown
              Title:  Chairman and CEO